EXHIBIT 5.1

HART & TRINEN, L.L.P.
ATTORNEYS AT LAW
1624 Washington Street
Denver, CO  80203

William T. Hart, P.C.	Email: harttrinen@aol.com
Donald T. Trinen	Facsimile: (303) 839-5414

(303) 839-0061
  ___________

  Will Hart

December 16, 2011

Synergy Resources Corporation
20203 Highway 60
Platteville, CO 80651

This letter will constitute our opinion upon the legality of the sale by Synergy Resources Corporation, a Colorado corporation (“Synergy”), of up to 14,636,363 shares of common stock, all as referred to in the Registration Statement on Form S-3 (File No. 333-177123) filed with the Securities and Exchange Commission.

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of Synergy, the applicable laws of the State of Colorado, and a copy of the Registration Statement.  In our opinion the 14,636,363 shares of common stock mentioned above have been legally issued and these shares represent fully paid and non-assessable shares of Synergy’s common stock;

Very truly yours,

HART & TRINEN

/s/ William T. Hart

William T. Hart